                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Dynamics Fund.

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                         EFFECTIVE DATE
NAME OF FUND                         OF ADVISORY AGREEMENT
------------                         ---------------------
AIM Dynamics Fund                       April 30, 2008
AIM Global Real Estate Fund             April 29, 2005
AIM High Yield Fund                      June 1, 2000
AIM Income Fund                          June 1, 2000
AIM Intermediate Government Fund         June 1, 2000
AIM Limited Maturity Treasury Fund       June 1, 2000
AIM Money Market Fund                    June 1, 2000
AIM Municipal Bond Fund                  June 1, 2000
AIM Real Estate Fund                   October 29, 2003
AIM Short Term Bond Fund                August 29, 2002
AIM Total Return Bond Fund             December 28, 2001

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM DYNAMICS FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $350 million................       0.60%
Next $350 million.................       0.55%
Next $1.3 billion.................       0.50%
Next $2 billion...................       0.45%
Next $2 billion...................       0.40%
Next $2 billion...................      0.375%
Over $8 billion...................       0.35%

                           AIM GLOBAL REAL ESTATE FUND
                              AIM REAL ESTATE FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $250 million................      0.75%
Next $250 million.................      0.74%
Next $500 million.................      0.73%
Next $1.5 billion.................      0.72%
Next $2.5 billion.................      0.71%
Next $2.5 billion.................      0.70%
Next $2.5 billion.................      0.69%
Over $10 billion..................      0.68%

                               AIM HIGH YIELD FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $200 million................      0.625%
Next $300 million.................       0.55%
Next $500 million.................       0.50%
Over $1 billion...................       0.45%

                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $200 million................      0.50%
Next $300 million.................      0.40%
Next $500 million.................      0.35%
Over $1 billion...................      0.30%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $500 million................       0.20%
Over $500 million.................      0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $1 billion..................      0.40%
Over $1 billion...................      0.35%

                            AIM SHORT TERM BOND FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
All Assets .......................      0.40%

                           AIM TOTAL RETURN BOND FUND

NET ASSETS                           ANNUAL RATE
----------                           -----------
First $500 million................     0.50%
Next $500 million.................     0.45%
Over $1 billion...................     0.40%"

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT SECURITIES FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO AIM ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)